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                                                                   EXHIBIT 10.26

                    EMPLOYMENT AND NONCOMPETITION AGREEMENT

         THIS EMPLOYMENT AND NONCOMPETITION AGREEMENT (the "Agreement"), made and entered into as of this 8th day of January, 1998, by and between M. MARK COLE (the "Executive") on the one hand and SOUTHERN SHOWCASE HOUSING, INC., a North Carolina corporation (the "Company") and CHAMPION ENTERPRISES, INC., a Michigan corporation ("Champion") on the other.

                             W I T N E S S E T H:

         WHEREAS, Executive was a shareholder of, and prior to the date hereof the Executive has been employed by Company; and

         WHEREAS, on the date hereof the shareholders of Company are selling their stock to Champion Home Centers, Inc., a subsidiary of Champion, pursuant to the terms of a Stock Purchase Agreement dated December 5, 1997 (the "Purchase Agreement"); and

         WHEREAS, Executive, as a shareholder of Company, will receive a direct and substantial economic benefit from the sale of his stock to Champion Home Centers, Inc. pursuant to the Purchase Agreement; and

         WHEREAS, the execution and delivery of this Agreement by Executive is an express condition precedent to the obligations under the Purchase Agreement and Executive is executing and delivering this Agreement in satisfaction of such condition precedent; and

         WHEREAS, the Executive is expected to make a major contribution to the growth, profitability and financial strength of the Company; and

         WHEREAS, the Company, Champion and the Executive desire to set forth the terms and conditions of Executive's employment with the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto agree as follows:

         1. Employment. The Company hereby employs the Executive, and the Executive hereby accepts such employment by the Company, on the terms and conditions set forth herein.

         2. Term. The term of this Agreement shall be for the period commencing on the date of this Agreement (the "Commencement Date") and terminating on the fifth anniversary of the Commencement Date (the "Initial Term"), unless sooner terminated in the manner hereinafter provided. After the Initial Term, this Agreement may be extended for such additional period(s), if any, as may be agreed upon in writing by Executive and the Company.

         3. Duties.

                  (a) During the term of this Agreement, the Executive shall serve as President and perform the duties of the chief executive officer of the Company. Subject always to the supervision and direction of the Board of Directors of the Company, the Executive shall have the duties and responsibilities customarily associated with such office and as otherwise provided in the Bylaws of the Company. During the term of this Agreement, the Executive shall devote his full working time and his best efforts, and apply all of his skill and experience, to

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the proper performance of his duties hereunder and to the business and affairs of the Company.

                  (b) During the term of this Agreement, the Executive, without the prior written approval of the Board of Directors of the Company, shall not, either directly or indirectly, actively engage in any business other than that specified herein or accept any employment or office whatsoever (including but not limited to serving as a director) from any other person, firm, corporation or entity; provided, however, that the foregoing shall not prohibit the Executive from serving as a director of another corporation which does not interfere with the proper performance of Executive's obligations under this Agreement and which does not otherwise breach any of Executive's covenants under this Agreement.

         4. Compensation and Benefits.

                  (a) The Company will pay the Executive during the term of this Agreement a base salary of One Hundred Thousand Dollars ($100,000) per annum payable monthly or, if more frequent installments are provided under the Company's regular payroll practices for senior executives, then in such more frequent installments, in any case less all applicable withholdings.

                  (b) In addition to the base salary, the Executive shall be entitled to: (i) a performance bonus each year during the term of this Agreement determined in accordance with Exhibit A hereto, which bonus shall be payable as provided in Exhibit A hereto; and (ii) options to acquire common stock of Champion in accordance with the provisions of Exhibit B hereto.

                  (c) The Company shall pay or reimburse the Executive for all reasonable business expenses actually incurred or paid by the Executive during the term of his employment under this Agreement, in the performance of his services hereunder. Such payment or reimbursement shall be made upon presentation of expense statements or vouchers or other supporting information acceptable to the Company.

                  (d) The compensation of the Executive provided for by this Agreement shall not preclude the Executive from participating, to the extent that he is eligible therefor, in any plans or programs which may be maintained by the Company for its senior executives generally, providing insurance, retirement benefits, stock options, or other like fringe benefits.

                  (e) By execution of this Agreement, Champion hereby unconditionally guarantees the full, complete and timely payment of any and all obligations of Company under this Agreement.

         5. Resignation or Discharge.

                  (a) The Company may terminate this Agreement at any time and for any reason. If the Executive is terminated without "cause" (as defined below), the Executive shall be entitled to receive: his base salary to the date of termination, within thirty (30) days of such termination; a performance bonus for the year in which such termination occurs, prorated as hereinafter provided in the case of death or disability; immediate vesting of all options described on Exhibit B, and, within 30 days of such termination, payment of all Earn-Out Payments pursuant to that certain Stock Purchase Agreement dated December 5, 1997, as if such payments had been earned. In the event Executive's employment with the Company is terminated prior to the expiration of the term of this Agreement on account of (y) the Executive's resignation or (z) the Executive's

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discharge by the Company for "cause" (as hereinafter defined), all compensation and benefits described in Section 4 of this Agreement, including the options described on Exhibit B, shall terminate as of the date of such termination of employment and a portion of the Earn-Out Payments may be retained by the Company as liquidated damages as provided in the Stock Purchase Agreement. In the event such Earn-Out Payment(s) are retained, Company and Champion shall have no other claim or remedy against Executive hereunder except pursuant to Sections 8 and 9 hereof, which will be construed as ancillary to and independent of any other provisions of this Agreement as provided below.

                  (b) For purposes of this Agreement, "cause" shall mean an omission, act or action or series of omissions, acts or actions of the Executive which constitute(s), cause(s) or result(s) in:

                           (i) the Executive's dishonesty in his financial
dealings with the Company;

                           (ii) the conviction of a crime by the Executive which
constitutes (x) a felony or (y) a misdemeanor involving moral turpitude which may reasonably be expected to have an adverse effect on the Company, its business, reputation or interest;

                           (iii) a breach by the Executive of this Agreement or
any other contract or agreement between the Executive and the Company or a breach by the Executive of a fiduciary duty or responsibility to the Company; or

                           (iv) the refusal of the Executive to follow the
lawful policies and directives of the Board of Directors of the Company consistent with this Agreement;

                           (v) the Pretax Earnings (as defined in Exhibit A
attached hereto) of the Company falling below Three Million Dollars ($3,000,000) for any fiscal year of the Company,

         Provided that discharge pursuant to clause (iii) or clause (iv) shall not constitute discharge for "cause" unless the Executive shall have first received written notice from the Board of Directors of the Company stating the nature of such breach or refusal and affording the Executive an opportunity to correct the acts or omissions complained of within thirty (30) days of actual receipt by the Executive of notice thereof.

         6. Death or Disability. The term of employment of the Executive shall terminate forthwith in the event of the death of the Executive, or, at the option of the Company, in the event that the Executive shall fail to render and perform the services required of him under this Agreement because of "disability" (as hereinafter defined). In the event of such a termination, all compensation described in Section 4 of this Agreement shall terminate as of the date of such termination; provided, however, that the Executive (or his estate or designated beneficiary) shall be entitled to receive the unpaid portion of the annual bonus provided for in Exhibit A for (x) all Bonus Years which have ended prior to the date of such death or termination, which such sum shall be payable within thirty (30) days of such death or termination and (y) the Bonus Year in which such death or termination shall occur, in which event such Bonus Year shall be prorated by multiplying the amount of bonus earned with respect to such year as if such death or disability had not occurred by a fraction, the numerator of which shall be the number of weeks in such partial Bonus Year and the denominator of which shall be 52 or 53, depending upon the number of weeks in the Company's fiscal year. The

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bonus as so calculated shall be payable upon the earlier of thirty (30) days after a final determination of the bonus for the Bonus Year ending on such death or termination or ninety (90) days after the end of such Bonus Year.

         For purposes of this Agreement, "disability" shall mean the inability of the Executive to perform his duties and obligations for the Company as required by this Agreement, because of a disability which is not of a temporary nature, which results from mental or bodily injury, sickness or disease or any combination thereof, and which has lasted a period of more than one hundred eighty (180) consecutive days or two hundred forty (240) days within any twelve
(12) month period.

         7. Disclosure of Proprietary Information. The Executive shall promptly disclose to the Company in such form and manner as the Company may reasonably require (i) all operations, systems, services, methods, developments, inventions, improvements and other information or data pertaining to the business or activities of the Company as are conceived, originated, discovered or developed by Executive (whether or not copyrighted or patented) during the term of his employment with the Company (whether before or after the Commencement Date), and (ii) such information and data pertaining to the business, operations, personnel, activities, financial affairs, and other information relating to the Company and its dealers, distributors, customers, suppliers and employees as may be reasonably required for the Company to operate its business. It is understood that such information is proprietary in nature and shall (as between the Company and Executive) be for the exclusive use and benefit of the Company and shall be and remain the property of the Company. If so requested by the Company, the Executive shall execute and deliver to the Company any instrument as the Company may reasonably request to effectuate the assignment of any such proprietary information to the Company.

         8. Noncompetition.

                  (a) The Executive acknowledges that: the principal business of the Company is the retail sale and service of manufactured housing, together with the providing and/or arranging for financing and insurance services in connection therewith (the "Business"); he is one of the very limited number of persons who has developed the Business to its present condition; his work for the Company with respect to the Business has brought and will continue to bring him into close contact with many confidential affairs not readily available to the public; and the Company, Champion and subsidiaries of Champion (the "Champion Companies"), will suffer substantial and irreparable harm in the event the Executive should enter into competition with any of them or disclose any of the affairs of any of them to any third parties. The Executive acknowledges that during the term of this Agreement the Company has agreed to provide and make available to him, and he shall receive, special training and knowledge from the Company, which will include confidential and proprietary information of the Company, including the confidential information identified in Section 9 below. The Executive acknowledges that this confidential information is valuable to the Company and, therefore, its protection and maintenance constitutes a legitimate interest to be protected by the Company by this covenant not to compete.

                  (b) In view of the foregoing and in order to induce the Company and Champion to authorize and approve its wholly-owned subsidiary to enter into the Purchase Agreement and to consummate the transactions contemplated thereby and thereupon to cause the Company to enter into this Agreement, the Executive hereby agrees in the event of termination of his employment for any reason other than termination without "cause" (as defined in Section 5(b) hereof) that until the

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later of (x) the end of the Initial Term of this Agreement (whether or not termination occurs prior to such time), (y) two years after the effective date of termination, if termination occurs within the first four years of the Initial Term, and (z) otherwise one year after the effective date of termination, he:

                           (i) will not, directly or indirectly, whether as an
officer, director, consultant, agent, employee, partner, shareholder, participant, owner or otherwise, engage in any aspect or segment of the Business or any business which competes with the Business, including, without limitation, manufactured or modular housing or any other type of housing or housing components manufactured and/or sold (including but not limited to retail sales) off site in all states where the Company, Champion or the Champion Companies are from time to time engaged in competing business (either directly or through any dealer) (the "Covered Area"); provided, however, that the foregoing shall not preclude (A) investments by the Executive in public companies where the Executive does not own two percent (2%) or more of the outstanding equity and does not actively participate in the business in which such investment is made, or (B) investments by the Executive in any publicly-traded securities of Champion.

                           (ii) will not, directly or indirectly, interfere
with, disrupt, or attempt to disrupt, any relationship, contractual or otherwise, between the Company, Champion or any of the Champion Companies and any dealer, distributor, customer, supplier or employee of the Company, Champion or any of the Champion Companies in the Covered Area;

                           (iii) will not, directly or indirectly, employ or
solicit the employment or engagement by others of any employee of the Company, Champion or any Champion Company who was such an employee at the time of termination of the Executive's employment hereunder or within six (6) months prior thereto.

                  (c) The Executive acknowledges that the restricted period of time and geographical area under Section 8(a) hereof are reasonable, in view of the nature of the Business in which the Company, Champion and the Champion Companies are engaged and the Executive's knowledge of the Business and the confidential information that will be made available to the Executive in connection with this Agreement, as well as the fact that the Executive received a significant portion of the purchase price when the merger was consummated. The Executive represents to the Company that the enforcement of the restrictions contained in this Section 8 would not be unduly burdensome to the Executive, and in order to induce Champion and its subsidiary to enter into the Purchase Agreement and to cause the Company after the merger to employ the Executive in accordance with this Agreement, the Executive further represents and acknowledges that the Executive is willing and able to compete in other geographical areas not prohibited by this Section 8. Notwithstanding the foregoing, if any provision, or any part thereof, of this Section 8 is held to be unenforceable because of the duration thereof or the area covered thereby, the parties agree that the court or arbitrators making the determination shall have the power to reduce the duration or the area of such provision, or to delete specific words or phrases, and in its reduced or amended form such provision shall then be enforceable and be enforced.

                  (d) The Executive intends to, and does hereby, confer jurisdiction to enforce the covenants contained in this Section 8 upon the courts of the State of North Carolina.

                  (e) The representations and covenants contained in this
Section 8 and Section 9 below on the part of the Executive will be construed as ancillary to and independent of any other provision of the Purchase Agreement and this


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Agreement, and the existence of any claim or cause of action of the Executive against Champion, the Company or any officer, director, or shareholder of Champion and/or the Company, whether predicated on the Purchase Agreement, this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants of the Executive contained in this Section 8 or Section
9. In addition, the provisions of this Section 8 and Section 9 below shall continue to be binding upon the Executive in accordance with its terms, notwithstanding the termination of this Agreement.

         9. Nondisclosure.

         Except with the prior written consent of the Company in each instance or as may be necessary to perform the Executive's services hereunder or required by applicable law, the Executive shall not disclose, use, publish, or in any other manner reveal, directly or indirectly, at any time during or after the term of this Agreement, any confidential information relating to the business of the Company, Champion or any of the Champion Companies. Such confidential information shall include, but shall not be limited to, information relating to
(i) the business, operations, systems, services, know-how, trade secrets, dealer, distributor and customer lists, pricing policies, operational methods, market plans, product development plans, acquisition plans, design and design projects, inventions and research projects and all other plans of the Company, Champion or any of the Champion Companies and (ii) the business, operations, personnel, activities, financial affairs, and other information relating to the Company, Champion or any of the Champion Companies and their dealers, distributors, customers, suppliers and employees. Such confidential information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by the Executive. In the event that the Executive is required pursuant to, or required by, applicable law, regulation or legal process to disclose any of the confidential information, he shall first inform Champion, which may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Agreement. In the event that no such protective order or other remedy is obtained, or Champion waives compliance with the terms of this Agreement, the Executive shall furnish only that portion of the confidential information which the Executive is advised by counsel is legally required to be disclosed and will exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the confidential information.

         10. Remedies for Certain Breaches.

         If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Section 8 or Section 9, the Company, Champion and the Champion Companies shall have the following rights and remedies, each of which rights and remedies shall be independent of the others, and shall be severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available under law or in equity to the Company, Champion and the Champion Companies:

                  (i) the right and remedy to have the provisions of Section 8 and/or Section 9 enforced by any court of competent jurisdiction by injunction, restraining order, specific performance or other equitable relief in favor of the Company, Champion and the Champion Companies, it being acknowledged and agreed that any breach or threatened breach of Section 8 and/or Section 9 by the Executive will cause irreparable injury to the Company, Champion and the Champion Companies and that money damages will not provide an adequate remedy to the Company, Champion and the Champion Companies;

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                  (ii) the right and remedy to require the Executive to account for and pay over to the Company, Champion and the Champion Companies all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by the Executive as the result of any transaction constituting a breach of any of the provisions of Section 8 and/or Section 9, and the Executive hereby agrees to account for such Benefits and pay over all such Benefits to the Company, Champion and the Champion Companies; and

                  (iii) the right and remedy to retain, as provided in the Purchase Agreement, a portion of the (x) Hold Back Amount (as defined in the Purchase Agreement) and/or (y) Earn-out Payment (as defined in the Purchase Agreement).

         11. Survivability; Affiliates.

                  The rights of the Company, Champion and the Champion Companies and the obligations of the Executive pursuant to Sections 8, 9 and 10 shall survive the termination of the Executive's employment with the Company or the expiration of the term of this Agreement.

         12. Absence of Restrictions.

         No provisions of this Agreement shall be deemed to restrict the absolute right of the Company at any time to sell or dispose of all or any part of the assets of the Company, or to reconstitute the same in any one or more other entities, or to merge, consolidate, sell or liquidate or otherwise abandon or cease the active conduct of its Business, but none of the foregoing shall relieve the Company of its obligations hereunder and pursuant to that certain Stock Purchase Agreement dated December 5, 1997, including making adequate and equitable provisions for the bonuses and options provided for in Section 4(b) hereof. The Company and Champion shall have any assignee of the Business deliver a certificate assuming, ratifying and confirming this Agreement in every respect and without modification.

         13. Assignment.

         The Company, Champion and the Champion Companies shall have the right to assign their rights under this Agreement in connection with any sale or disposition of all or substantially all of the assets of any of them or any merger or consolidation of any of them. It shall be a condition precedent to the closing of any such assignment by the Company and Champion that the assignee shall, after notice and upon written request of the Executive, deliver a certificate assuming, ratifying and confirming this Agreement in every respect and without modification. Such certificate shall, without limitation, confirm Executive's entitlement to earn performance bonus payments in accordance with this Agreement and Exhibit A, the options to acquire common stock of Champion in accordance with Exhibit B, and the right to receive the Earn-Out Payments. The Executive shall, after notice and upon written request of such assignee, deliver a certificate ratifying and confirming his obligation under this Agreement, and acknowledging that the "Company", as used in this Agreement, shall from and after the date of such assignment be deemed to mean the assignee of the Company. This Agreement calls for the personal services of the Executive and no part of its rights or obligations hereunder may be assigned by the Executive.

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         14. Notices.

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, the next business day after forwarded by overnight express (including but not limited to United Parcel Service, Federal Express, Airborne or similar service) or three (3) days after mailed by registered or certified United States mail, postage prepaid and return receipt requested, to the following addresses to the extent applicable (or to such other address of a party as shall have been specified to the other party by notice):

                  (a) if to the Executive, to:

                           M. Mark Cole
                           c/o Southern Showcase Housing, Inc.
                           4604 Dundas Drive
                           Greensboro, NC 27407
                           copy to:

                           J. Alexander S. Barrett, Esq.
                           Adams Kleemeier Hagan Hannah & Fouts
                           A Professional Limited Liability Company
                           701 Green Valley Road, Suite 100 (27408)
                           P.O. Box 3463 (27402)
                           Greensboro, NC

                  (b) if to the Company, Champion or any of the Champion
                      Companies, to:

                           2701 University Drive, Suite 300
                           Auburn Hills, MI 48326-2566
                           Attention:  President and Chief Executive Officer

         15. Miscellaneous.

                  (a) This Agreement constitutes the sole and entire agreement between the Executive and the Company with respect to the Company's employment of the Executive and shall not be altered, modified or amended except by a written instrument signed by the Executive and the Company.

                  (b) This Agreement shall inure to the benefit of, and be binding upon (i) the parties hereto, Champion and the Champion Companies, (ii) the heirs, administrators, executors and personal representatives of the Executive and (iii) the successors and assigns of the Company, Champion and the Champion Companies, as provided for herein.

                  (c) The Section headings appearing in this Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.

                  (d) It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

                  (e) This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina (other than conflicts of law principles). Any and all actions concerning any dispute arising under this

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Agreement shall be filed and maintained only in the General Court of Justice,
Superior Court Division for Guilford County, North Carolina. If any provisions of this Agreement as applied to any part or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement.

                  (f) Company and Executive agree that the Employment Agreement between them dated September 30, 1997, is hereby rescinded, revoked and terminated as of the date hereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Executive has executed this Agreement on the day and year first above written.

                                            EXECUTIVE:


                                            M. MARK COLE


                                            COMPANY:

                                            SOUTHERN SHOWCASE HOUSING, INC.


                                            By:
                                            Name: Walter R. Young, Jr.
                                            Title: Chairman of the Board


                                            CHAMPION:

                                            CHAMPION ENTERPRISES, INC.


                                            By:
                                            Name: Walter R. Young, Jr.
                                            Title: President


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                                  EXHIBIT A

                              Performance Bonus

         The bonus to be paid to the Executive pursuant to Section 4(b) of this Agreement shall be calculated as follows:

         1. Bonus Calculation. Provided Executive is not in default under this Agreement or any other agreement between Executive and the Company, and provided that the Executive is employed by the Company as of the last day of the applicable Bonus Year (as hereafter defined) (except in the case of death, disability or a separation without "cause" at the behest of the Company, in which case a bonus shall be prorated as provided in the Agreement), the Company shall pay to Executive annual bonuses (the "Bonus") calculated as follows:

         (a) Calculation.

                  (i) If the Pretax Earnings for the applicable fiscal year is less than $4,500,000, the Bonus shall equal zero percent (0%) of the Pretax Earnings. If the Pretax Earnings for the applicable fiscal year is $4,500,000 or more, but less than $6,000,000, the Bonus shall equal five percent (5%) of the Pretax Earnings. If the Pretax Earnings for the applicable fiscal year is equal to or greater than $6,000,000, but less than $10,000,000, the Bonus shall equal ten percent (10%) of Pretax Earnings. If the Pretax Earnings for the applicable fiscal year is equal to or greater than $10,000,000, the Bonus shall equal fifteen percent (15%) of Pretax Earnings. As used herein, the terms "$4,500,000", "$6,000,000" and "$10,000,000" are each a "Threshold Amount".

                  (ii) With respect to any quarterly estimates, partial Bonus Year, at the commencement or termination of this Agreement, or any change in the Bonus Year, the Threshold Amount shall be adjusted to an amount determined by multiplying each Threshold Amount by a fraction, the numerator of which shall be the number of weeks in such partial Bonus Year or quarter and the denominator of which shall be 52 or 53, depending upon the number of weeks in the corporation's fiscal year, and the foregoing calculation in Section (a) (i) above shall be applied using such adjusted Threshold Amount.

         (b) Definitions.

                  (i) "Pretax Earnings" shall mean earnings before federal and state income taxes and before accrual of all bonuses under the Employment Agreements to be entered into by the Company as referred to in Section 6.1 of the Purchase Agreement. In computing Pretax Earnings, there shall be no deduction for allocation of corporate overhead of Champion Home Centers, Inc. ("CHC") or Champion and its affiliates and there shall be no effect given to amortization of goodwill relating to CHC's acquisition of the Common Stock. Pretax Earnings shall be determined by the internal accounting staff of Champion in accordance with GAAP (as hereinafter defined) from the books and records of the Company; provided, however, for the costs of acquisitions or establishment of retail lots by the Company after the date hereof, normal amortization shall be used for up to $150,000 per lot opening or acquisition costs, with any excess over that amount to be amortized over 5 years for purposes of this calculation, and, provided further, that capital provided by Champion or its affiliates for such acquisitions or establishment of retail lots shall be on an interest-free basis. The Pretax Earnings calculation for the 1998 Bonus Year shall be based on the time period from the date hereof to December 31, 1998. Any dispute between the parties regarding such determination shall be resolved by arbitration by an independent accounting firm mutually agreed upon, which arbitration shall be conducted as expeditiously as is reasonably possible. The determination of the arbitrator shall be binding and conclusive upon the matters determined thereby and may be entered as a judgment by the General Court of Justice, Superior Court Division for Guilford County, North Carolina. All costs and expenses relating to the services provided by the arbitrator shall be paid equally by the Executive and the Company.

                  (ii) "Bonus Year" shall mean the fiscal year of the Company and may be changed by the Company upon the adoption of any new fiscal year of the Company.

         (c) Terms of Payment.

         The Bonus, if any, shall be payable upon the earlier of thirty (30) days after the final determination of the Bonus for each Bonus Year or ninety
(90) days after the end of each Bonus Year. Commencing with the 1998 Bonus Year, the Company shall advance a portion of the Bonus to the Executive not later than thirty (30) days after the Pretax Earnings for each quarter of each Bonus Year shall have been determined by the Company's internal accounting staff or sixty
(60) days after the end of such quarterly period (provided that Executive is employed by the Company as of the last day of such quarterly period), in an amount equal to seventy-five percent (75%) of the Bonus for such quarterly period. In no event shall the aggregate of the quarterly distributions exceed seventy-five percent (75%) of the Bonus for the year to date period. Pretax Earnings shall be determined in accordance with the definition set forth above except that it shall be determined on the statement of operations for such period prepared in accordance with the Company's normal procedures for such internal interim statements.